UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No.)

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☐	Soliciting Material Pursuant to Sec. § 240.14a-12

CSP INC.
(Name of Registrant as Specified In Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SUPPLEMENT TO PROXY STATEMENT
FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS OF
CSP INC.
TO BE HELD ON FEBRUARY 10, 2015

January 30, 2015

On January 6, 2015, CSP Inc. (the “Company” or “CSPI”) filed a revised definitive proxy statement (the “Proxy Statement”) in connection with its 2015 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held at the offices of the Company’s subsidiary, Modcomp Inc., at 1500 South Powerline Road, Deerfield Beach, Florida 33442 on February 10, 2015, beginning at 9:00 a.m. Eastern Time. The Company’s Board of Directors has fixed the close of business on December 19, 2014 as the record date for determination of the stockholders entitled to vote at the Annual Meeting or any adjournment thereof. This Proxy Statement Supplement (the “Supplement”) amends and supplements the Proxy Statement.

Proposal 2 in the Proxy statement requests that the Company’s stockholders adopt and approve the Company’s 2015 Stock Incentive Plan (the “2015 Plan”) at the Annual Meeting.

On January 30, 2015, the Company’s Board of Directors amended the 2015 Plan to clarify that a “Change of Control” means the closing of a merger, consolidation sale of all or substantially all of the Company’s assets or other similar transaction, rather than just the approval of such transaction by the stockholders. In addition, the Board amended the 2015 Plan to prohibit the Compensation Committee that administers the 2015 Plan from effecting a repricing (to a lower exercise or purchase price) of outstanding Awards except in connection with certain corporate transactions; to conform to changes in the law; or with the approval of Stockholders. The exact wording of these two amendments is set forth in the Company’s Current Report on Form 8-K that is being filed contemporaneously herewith.

Except as described above, the 2015 Plan and description thereof contained in the Proxy Statement remain unchanged. The Board of Directors continues to recommend unanimously that the stockholder vote FOR the proposals listed in the Proxy Statement, as supplemented.

Voting Procedures

You do not have to take any action if you have previously voted your shares on the Annual Meeting proposals and do not wish to change your vote on any proposal.

If you have already voted your shares on the Annual Meeting proposals and wish to change your vote on any proposal, you may revoke your proxy before it is voted at the Annual Meeting by (i) using the internet (http://www.proxyvote.com), (ii) calling the toll-free number 1-800-690-6903, (iii) sending a written notice that you are revoking your proxy to our Secretary (Attn: Secretary, CSP Inc., 43 Manning Road, Billerica, MA 01821, (iv) completing, signing and dating a proxy card where indicated and mailing or otherwise returning the card to us prior to the beginning of the Annual Meeting, or (v) attending the Annual Meeting and voting in person.

Authorizations submitted over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on February 9, 2015.

If the shares you own are held in “street name” by a bank or brokerage firm, please follow the voting instruction form provided to you by such bank or brokerage firm.

If you have not already voted your shares on the Annual Meeting proposals, you are urged to vote using one of the methods described above as soon as possible, even if you plan to attend the Annual Meeting. Voting in advance will not prevent you from voting in person if you attend the Annual Meeting, but will ensure that your vote is counted if you are unable to attend the Annual Meeting.

The information contained in this Supplement should be read in conjunction with the Proxy Statement. There is no change in the time or place of the Annual Meeting or the record date to determine stockholders entitled to notice of and to vote at the Annual Meeting.

By Order of the Board of Directors

/s/ Gary W. Levine
Secretary

Billerica, Massachusetts